Form 8K

LUCKY 1 ENTERPRISES INC.
P.O. Box 10147
1460 - 701 West Georgia Street
Vancouver, BC, Canada  V7Y 1C6
Tel:	(604) 681-1519
Fax:	(604) 681-9428
Changes in Registrants Certifying Accountant

Symbol: LKYOF - National Association of Securities
Dealers Inc.'s Over the Counter Bulletin Board

A) Previous Independant Accountants:

On February 4, 2003, Lucky 1 ENTERPRISES INC.
(the"Company") issued a Notice of Change of Auditors pursuant to National Policy Statement No. 31. In the
Notice of Change of Auditors, the Company advised that it has received notice from GrantThornton LLP, Chartered
Accountants of Vancouver, British Columbia ("Grant Thornton" of their resignation as auditors. A copy of such Notice of Change of Auditors, dated February 4, 2003, is filed as Exhibit
#1 to this Form-8K.

There have been no "reportable events" in connection with the Company's financial statements or in connection with Change of Auditors.

By means of a letter dated February 4,2003, addressed to the British Columbia Securities Commission, Grant Thornton acknowledged receipt of the Notice of Change of Auditors, and as predecessor auditors of the Company and based on their knowledge of the information at the present time, Grant Thornton advised that they agree with the information contained in the Notice of Change of Auditors. A copy of such letter from Grant Thornton, dated February 4,2003, is filed as Exhibit #2 to this Form-8K.

B) New Independent Accountants:

The Company has engaged SmytheRatcliffe, Chartered Accountants, of Vancouver,British Columbia ("SmytheRatcliffe") as the Company's auditors comencing with the fiscal year ending December 31,2002.
By means of a letter from SmytheRatcliffe dated February 24,2003 addressed to the Company, SmytheRatcliffe set out the terms of their engagement which was agreed and consented to by the Company. A copy of such letter from SmytheRatcliffe dated February 24,2003 is filed as Exhibit #3 to this Form-8K.

Financial Statements and Exhibits:

#1. Notice of Change of Auditors dated February 4,2003.
#2. Letter from Grant Thornton dated February 4,2003 addressed to the British Columbia Securities Commission.
#3. Letter dated February 24, 2003 from SmytheRatcliffe addressed to the Company.



Dated at Vancouver, British Columbia this 28th day of
February 2003.

LUCKY 1 ENTERPRISES INC.

"Bedo H. Kalpakian"
President